As filed with the Securities and Exchange Commission on March 3, 2017

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CHIPOTLE MEXICAN GRILL, INC.

(Exact name of registrant as specified in its charter)

Delaware	84-1219301
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1401 Wynkoop Street, Suite 500

Denver, CO 80202

(303) 595-4000

(Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Jack Hartung

Chief Financial Officer

1401 Wynkoop Street, Suite 500

Denver, CO 80202

(303) 595-4000

(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service)

With a Copy to:

Michael McGawn, Esq.

Chipotle Mexican Grill, Inc.

1401 Wynkoop Street, Suite 500

Denver, CO 80202

(303) 222-5978

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common stock, par value $0.01 per share	2,882,463

(1)	The shares of common stock will be offered for resale by the selling shareholder pursuant to the prospectus contained herein. Pursuant to Rule 416 under the Securities Act, this registration statement also covers such additional number of shares of common stock issuable upon stock splits, stock dividends, reclassifications, recapitalizations, combinations or similar events, with respect to the shares of common stock being registered pursuant to this registration statement.
(2)	In accordance with Rule 456(b) and Rule 457(r) under the Securities Act, the registrant is deferring payment of the registration fee.

PROSPECTUS

2,882,463 Shares

CHIPOTLE MEXICAN GRILL, INC.

Common Stock

This prospectus relates to the resale of up to 2,882,463 shares of our common stock, which may be offered for sale from time to time by the selling shareholder named in this prospectus. We are registering the offer and sale of shares of our common stock owned by the selling shareholder to satisfy registration rights we granted to the selling shareholder pursuant to a Registration Rights Agreement dated February 3, 2017.

The shares of common stock may be offered by the selling shareholder in any manner described under “Plan of Distribution” beginning on page 5 of this prospectus. The selling shareholder may sell the shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions, at fixed or negotiated prices, directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. We will not receive any proceeds from the sale of our common stock by the selling shareholder.

Our shares of common stock are listed on the New York Stock Exchange (the “NYSE”) under the ticker symbol “CMG.” The closing sale price on the NYSE for our shares of common stock on March 2, 2017 was $416.29 per share.

We may amend or supplement this prospectus from time to time. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

Investing in our common stock involves risks. See “Risk Factors” on page 1, and in any prospectus supplement, and in any documents incorporated herein by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment. Neither we nor the selling shareholder have authorized anyone to provide you with different information. The selling shareholder is not making an offer of the shares in any state where such offer is not permitted.

Our principal executive offices are located at 1401 Wynkoop Street, Suite 500, Denver, Colorado 80202 and our telephone number is (303) 595-4000.

The date of this prospectus is March 3, 2017.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the selling shareholder named in this prospectus may offer and sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities the selling shareholder may offer. Each time a selling shareholder offers the securities described in this prospectus, the selling shareholder is required to provide the offeree with this prospectus, and in certain cases, a prospectus supplement. A prospectus supplement may add, update or change information contained in this prospectus. This prospectus does not contain all the information provided in the registration statement filed with the SEC. You should carefully read both this prospectus and any prospectus supplement together with the additional information described below under “Where You Can Find More Information” before you make an investment decision.

You should rely only on the information contained in or incorporated by reference into this prospectus or any accompanying prospectus supplement. Neither we nor the selling shareholder have authorized anyone to provide you with different information. This document may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus, or in any prospectus supplement, is accurate as of any date other than its date regardless of the time of delivery of the prospectus or prospectus supplement or any sale of the securities.

This prospectus and any accompanying prospectus supplement may include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included in this prospectus are the property of their respective owners. As used in this prospectus, unless the context otherwise requires, all references to “we,” “us,” “our,” the “Company” and “Chipotle” refer to Chipotle Mexican Grill, Inc., a Delaware corporation, and its subsidiaries, collectively. All references in this prospectus to our “common stock” refer to the common stock of Chipotle, par value $0.01 per share.

All references to “this prospectus” refer to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and on our corporate website at www.chipotle.com. Information on our website does not constitute part of this prospectus. You may inspect without charge any documents filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of these materials from the SEC upon the payment of certain fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available at the office of the New York Stock Exchange located at 20 Broad Street, New York, New York 10005.

We “incorporate by reference” into this prospectus documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information that we file later and incorporate by reference into this prospectus, you should rely on the information contained in the document that was filed later.

In particular, we incorporate by reference into this prospectus the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the initial filing of the registration statement that contains this prospectus and prior to the time that all the securities offered by this prospectus have been sold by the selling shareholder as described in this prospectus (other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules) or such registration statement has been withdrawn:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed on February 7, 2017;

•	our Current Report on Form 8-K filed on January 10, 2017; and

•	the description of our common stock included in our Current Report on Form 8-K, filed on May 23, 2013, as updated by the disclosures in Item 5.03 of our Current Report on Form 8-K filed on May 15, 2015, the disclosures in Item 5.03 of our Current Report on Form 8-K filed on September 4, 2015, the disclosures in Item 5.03 of our Current Report on Form 8-K filed on May 11, 2016, and the disclosures in Item 5.03 of our Current Report on Form 8-K filed on October 6, 2016, and any amendment or report filed for the purpose of updating those descriptions.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of the registration statement, the above filings and any future filings that are incorporated by reference into this prospectus, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or calling us at the following address:

Chipotle Mexican Grill, Inc.

1401 Wynkoop Street

Denver, CO 80202

Attn: Investor Relations

Tel: (303) 595-4000

Except as provided above, no other information, including information on our website, is incorporated by reference in this prospectus.

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INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

The information in this prospectus, including information in documents incorporated by reference in this prospectus, includes statements of our expectations, intentions, plans and beliefs that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to come within the safe harbor protection provided by those sections. These statements, which involve risks and uncertainties, may relate to the discussion of our business strategies and our expectations concerning future operations, margins, profitability, trends, liquidity and capital resources and to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable. We have used words such as “may,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “think,” “estimate,” “seek,” “expect,” “predict,” “could,” “project,” “potential” and other similar terms and phrases, including references to assumptions, in this report to identify forward-looking statements. These forward-looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to uncertainties, risks and factors relating to our operations and business environments, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed or implied by these forward-looking statements. Such risks and other factors include those listed in the “Risk Factors” incorporated by reference into this prospectus from our Annual Report on Form 10-K, as updated by subsequent reports.

When considering forward-looking statements in this prospectus or that we make in reports or statements that are incorporated into this prospectus by reference, you should keep in mind the cautionary statements incorporated by reference into this prospectus. New risks and uncertainties arise from time to time, and we cannot predict when they may arise or how they may affect us. We assume no obligation to update any forward-looking statements after the date of this prospectus as a result of new information, future events or other developments, except as required by applicable laws and regulations.

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OUR COMPANY

We operate Chipotle Mexican Grill restaurants, which serve a focused menu of burritos, tacos, burrito bowls (a burrito without the tortilla) and salads, made using fresh ingredients. As of December 31, 2016, we operated 2,198 Chipotle restaurants throughout the United States, as well as 29 international Chipotle restaurants, and we also had 23 restaurants in operation in other non-Chipotle concepts. We focus on finding the highest quality ingredients we can to make great tasting food; on building a strong people culture that is centered on providing an excellent guest experience; on building restaurants that are operationally efficient and aesthetically pleasing; and on doing all of this with the highest regard for the safety of our customers and increasing awareness and respect for the environment. We have grown substantially over the past five years, and expect to open between 195 and 210 additional restaurants in 2017.

Throughout our history as a public company, we have pursued a mission to change the way people think about and eat fast food. The fast food landscape has changed dramatically over Chipotle’s 23-year history. The changes in the industry suggest that we may have achieved our mission, with a number of concepts built using service and sourcing formats that closely resemble ours – with more selective sourcing, food prepared onsite, and a service model that allows customers to choose exactly what they eat. Looking at what we have accomplished, we have expanded our mission. Today, we are working to Ensure that better food, prepared from whole, unprocessed ingredients is accessible to everyone. We are also aiming to simplify our business focus, to emphasize only those things that result in an excellent guest experience in our restaurants.

On February 3, 2017, we entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Pershing Square Capital Management, L.P. (“Pershing Square”), as investment advisor of Pershing Square, L.P., Pershing Square II, L.P., Pershing Square International, Ltd. and Pershing Square Holdings, Ltd. (such funds collectively, the “Pershing Square Funds”), for the resale of the shares the Pershing Square Funds own from time to time. As of February 3, 2017, the Pershing Square Funds own 2,882,463 shares of our common stock, or approximately 10.0% of our outstanding shares of common stock. This registration statement is being filed to satisfy our obligations with respect to the shares under the Registration Rights Agreement.

Our principal executive offices are located at 1401 Wynkoop Street, Suite 500, Denver, Colorado 80202 and our telephone number is (303) 595-4000. We maintain a website at www.chipotle.com where general information about us is available. Information on, or accessible through, our website is not part of this prospectus.

RISK FACTORS

Any investment in the shares is speculative and involves a high degree of risk. You should consider carefully the “Risk Factors” contained in our most recent Annual Report on Form 10-K, filed with the SEC and incorporated herein by reference. You should also carefully consider the information set forth under “Risk Factors” in any applicable prospectus supplement and in our filings with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to our most recent Annual Report on Form 10-K, incorporated by reference herein. You should also consider all other information contained in and incorporated by reference into this prospectus or any applicable prospectus supplement before making an investment decision. Additional risks and uncertainties that are currently unknown to us or that we currently consider to be immaterial may also adversely impair our business or adversely affect our financial condition or results of operations. If any of the events described in the risk factors incorporated by reference in this prospectus occurs, our business, financial condition or results of operations could be materially and adversely affected.

THE OFFERING

Issuer	Chipotle Mexican Grill, Inc.
Shares Offered for Resale by the Selling Shareholder	2,882,463 shares
Common Stock Outstanding Prior to Any Resale of Shares	28,772,830 shares as of January 30, 2017
Use of Proceeds	The selling shareholder will receive all of the proceeds from the sale of any shares sold by it pursuant to this prospectus. We will not receive any proceeds from these sales. See “Use of Proceeds” below.
Market for Our Common Stock	Our shares of common stock are currently listed on the NYSE.
NYSE Ticker Symbol	“CMG”
Risk Factors	Any investment in the shares is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” on page 1 of this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of any shares by the selling shareholder.

The selling shareholder will receive all of the net proceeds from the sale of any shares under this prospectus. The selling shareholder will pay any underwriting discounts and commissions and expenses incurred by the selling shareholder for brokerage, accounting, tax, legal services or any other expenses incurred by the selling shareholder in disposing of these shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus.

SELLING SHAREHOLDER

This prospectus covers the public resale of the shares owned by the selling shareholder listed in the table below. The selling shareholder may from time to time offer and sell pursuant to this prospectus any or all of the shares owned by it. The selling shareholder may sell some, all or none of the shares covered by this prospectus, and makes no representation that the shares will be offered for sale. The table below presents information regarding the selling shareholder and the shares that it may offer and sell from time to time under this prospectus.

Pershing Square, a registered investment advisor under the United States Investment Advisors Act of 1940, is the investment advisor to each of the Pershing Square Funds. PS Management GP, LLC (“PS Management”) is the sole general partner of Pershing Square. Pershing Square GP, LLC (“Pershing Square GP”), a registered investment advisor under the Investment Advisors Act of 1940, is the sole general partner of each of Pershing Square, L.P. and Pershing Square II, L.P. Pershing Square has investment discretion with regards to 2,882,463 shares of our common stock, which shares are beneficially owned by the Pershing Square Funds. William A. Ackman is the Chief Executive Officer of Pershing Square and the managing member of each of PS Management and Pershing Square GP. Pershing Square is a Delaware limited partnership and its address is 888 Seventh Avenue – 42nd Floor New York, NY 10019.

The following table sets forth:

•	the number of shares beneficially owned by the selling shareholder prior to the sale of the shares covered by this prospectus;

•	the number of shares that may be offered by the selling shareholder pursuant to this prospectus;

•	the number of shares to be beneficially owned by the selling shareholder and its affiliates following the sale of any shares covered by this prospectus; and

•	the percentage of our issued and outstanding common stock to be beneficially owned by the selling shareholder and its affiliates following the sale of all shares covered by this prospectus.

All information with respect to common stock ownership of the selling shareholder has been furnished by or on behalf of the selling shareholder and is as of March 2, 2017. We believe, based on information supplied by the selling shareholder, that except as may otherwise be indicated in this section, the selling shareholder and their affiliates identified herein have sole voting and dispositive power with respect to the common stock reported as beneficially owned by it. Because the selling shareholder may sell some or all of the shares included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, no estimate can be given as to the number of shares available for resale hereby that will be held by the selling shareholder in the future. In addition, the selling shareholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the common stock it holds in transactions exempt from the registration requirements of the Securities Act after the date on which it provided the information set forth on the table below. We have, therefore, assumed for the purposes of the following table, that the selling shareholder will sell all of the shares owned beneficially by it listed in the table below that are covered by this prospectus. Shares in the table below refer to shares of outstanding common stock.

Name of Selling shareholder	Number of Shares Beneficially Owned Prior to this Offering	Number of Shares Available Pursuant to this Prospectus	Number of Shares Beneficially Owned After Sale of Shares	Percent of Outstanding Common Stock Beneficially Owned After Sale of Shares
Pershing Square Funds (1)	2,882,463	2,882,463	—	—

(1)	As the general partner of Pershing Square Capital Management, L.P., PS Management GP, LLC, a Delaware limited liability company (“PS Management”), may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the shares beneficially owned by the Pershing Square Capital Management, L.P. By virtue of William A. Ackman’s position as the Chief Executive Officer of Pershing Square Capital Management, L.P. and managing member of PS Management, William A. Ackman may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the shares beneficially owned by the Pershing Square Funds.

Beneficial ownership for the purposes of the table above is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Except as disclosed in the table above, we believe that the selling shareholder and their affiliates identified herein possess sole voting and investment power over all shares of common stock shown as beneficially owned by such selling shareholder and affiliates.

Material Relationships

On February 3, 2017, we entered into a Registration Rights Agreement with Pershing Square as investment advisor of the Pershing Square Funds for the resale of the shares of our common stock owned by the selling shareholder. Prior to such date, the selling shareholder had purchased an aggregate of 2,882,463 shares of our common stock, in transactions to which we were not a party. This registration statement is being filed to satisfy our obligations under the Registration Rights Agreement.

Resales

The selling shareholder and intermediaries through whom shares are sold may be deemed “underwriters” within the meaning of the Securities Act with respect to the shares offered by this prospectus, and any profits realized or commissions received may be deemed underwriting compensation.

Additional selling shareholders not named in this prospectus will not be able to use this prospectus for resales until they are named in the table above by prospectus supplement or post-effective amendment. Transferees, successors and donees of identified selling shareholders will not be able to use this prospectus for resales until they are named in the table above by prospectus supplement or post-effective amendment. If required, we will add transferees, successors and donees by prospectus supplement in instances where the transferee, successor or donee has acquired its shares from a selling shareholder named in this prospectus after the effective date of this prospectus.

PLAN OF DISTRIBUTION

We are registering 2,882,463 shares. The selling shareholder may, from time to time, sell, transfer or otherwise dispose of any or all of the shares on any stock exchange, market or trading facility on which our common stock is traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling shareholder may use any one or more of the following methods when disposing of shares of our common stock:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling shareholder may, from time to time, pledge or grant a security interest in some or all of the shares it owns and, if the selling shareholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholder to include any donee, pledgee, transferee or other successors-in-interest as a selling shareholder under this prospectus. The selling shareholder also may transfer the shares in other circumstances, in which case the donees, transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of the shares or interests therein, the selling shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of such shares in the course of hedging the positions they assume. The selling shareholder may also sell shares short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling shareholder from the sale of the shares offered hereby will be the purchase price of such shares less discounts or commissions, if any. The selling shareholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from the resale of the shares.

The selling shareholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that it meets the criteria and conforms to the requirements of that rule.

The selling shareholder and any underwriters, broker-dealers or agents that participate in the sale of the common stock therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares covered by this prospectus may be underwriting discounts and commissions under the Securities Act. Selling shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares to be sold, the names of the selling shareholder, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states, the shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling shareholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholder and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling shareholder, and may agree to indemnify any underwriters for the shares, against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

LEGAL MATTERS

Messner Reeves, LLP will pass upon the validity of the shares covered by this prospectus. Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Chipotle Mexican Grill, Inc. appearing in Chipotle Mexican Grill, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2016, and the effectiveness of Chipotle Mexican Grill, Inc.’s internal control over financial reporting as of December 31, 2016 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

2,882,463 Shares

Common Stock

PROSPECTUS

MARCH 3, 2017

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses, other than underwriting discounts and commissions, payable by us in connection with the resale of the shares being registered hereby. All amounts are estimated except the SEC registration fee.

SEC Registration Fee		$(1)
Accounting Fees and Expenses		*
Legal Fees and Expenses		*
Miscellaneous		*

Total	$	*

(1)	Omitted because the SEC registration fee is being deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).
*	The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities.

Item 15.	Indemnification of Directors and Officers.

Section 102(b)(7) of the Delaware General Corporate Law, or DGCL, permits a corporation, in its certificate of incorporation, to limit or eliminate the personal liability of a director to the corporation or its stockholders for monetary damages for breaches of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL (regarding, among other things, the payment of unlawful dividends) or (d) for any transaction from which the director derived an improper personal benefit.

Under Section 145(a) of the DGCL, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Under Section 145(b) of the DGCL, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit, provided that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Notwithstanding the preceding sentence, except as otherwise provided in our amended and restated bylaws, we shall be required to indemnify any such person in connection with a proceeding (or part thereof) commenced by such person only if the commencement of such proceeding (or part thereof) by any such person was authorized by our Board.

As permitted by Section 102(b)(7) of the DGCL, our amended and restated certificate of incorporation provides that no director shall be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that such exemption from liability or limitation thereof is not permitted under the DGCL as currently in effect or as the same may be amended. This provision of our amended and restated certificate of incorporation does not eliminate the directors’ fiduciary duties, and in appropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief, which will remain available under Delaware law. In addition, each director will be subject to liability for breach of the director’s duty of loyalty to us, including for actions leading to improper personal benefit to the director, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. This provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Our amended and restated bylaws also provide that we shall indemnify and advance expenses to our officers and directors to the fullest extent permitted by applicable law as currently in effect or as the same may be amended.

We have entered into director and officer’s indemnification agreements with each of our current directors and officers which, in certain respects, are broader than the specific indemnification and advancement provisions contained in our amended and restated by-laws. Specifically, such indemnification agreements provide our directors and officers with specific contractual assurances of such persons’ rights to indemnification and advancement of expenses to protect against litigation risks and expenses (regardless, among other things, of any change in our ownership or the composition of our Board).

Additionally, we maintain directors’ and officers’ liability insurance for each of our directors and officers.

Item 16. Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Chipotle Mexican Grill, Inc. (incorporated by reference to Exhibit 3.1 to Quarterly Report on Form 10-Q filed on October 26, 2016)

3.2	Chipotle Mexican Grill, Inc. Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed on October 6, 2016)

4.1	Form of Stock Certificate for Shares of Common Stock (incorporated by reference to Exhibit 4.1 to Current Report on Form 10-K filed on February 10, 2012)

5.1*	Opinion of Messner Reeves, LLP

23.1*	Consent of Ernst & Young LLP

23.2*	Consent of Messner Reeves, LLP (contained in Exhibit 5.1 herein)

24.1*	Power of Attorney (included on signature page hereto)

*	Filed herewith.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser,

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on March 3, 2017.

CHIPOTLE MEXICAN GRILL, INC.

By:	/s/ Matthew Steven Ells
Name:	Matthew Steven Ells
Title:	Founder, Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of the registrant hereby constitutes and appoints Matthew Steven Ells and John R. Hartung, and each of them his true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and including any filings pursuant to Rule 462(b) under the Securities Act of 1933) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below.

Signature	Title	Date

/s/ Matthew Steven Ells	Founder, Chairman and Chief Executive Officer (principal executive officer)	March 3, 2017
Matthew Steven Ells

/s/ John R. Hartung	Chief Financial Officer (principal financial officer & principal accounting officer)	March 3, 2017
John R. Hartung

/s/ Albert S. Baldocchi	Director	March 3, 2017
Albert S. Baldocchi

/s/ John S. Charlesworth	Director	March 3, 2017
John S. Charlesworth

/s/ Neil W. Flanzraich		March 3, 2017
Neil W. Flanzraich

/s/ Patrick J. Flynn	Director	March 3, 2017
Patrick J. Flynn

/s/ Darlene J. Friedman	Director	March 3, 2017
Darlene J. Friedman

/s/ Robin S. Hickenlooper	Director	March 3, 2017
Robin S. Hickenlooper

/s/ Stephen Gillett	Director	March 3, 2017
Stephen Gillett

/s/ Kimbal Musk	Director	March 3, 2017
Kimbal Musk

/s/ Ali Namvar	Director	March 3, 2017
Ali Namvar

/s/ Matthew H. Paull	Director	March 3, 2017
Matthew H. Paull